                                                                EXHIBIT 3.A.3

                  BYLAWS OF TELEHUB COMMUNICATIONS CORPORATION



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
                        ARTICLE 1. GENERAL PROVISIONS........................   1
1.1.  NAME...................................................................   1
1.2.  DEFINITIONS............................................................   1
1.3.  APPLICATION............................................................   1
1.4.  PRINCIPAL OFFICE.......................................................   1
1.5.  REGISTERED AGENT.......................................................   1
1.6.  FISCAL YEAR............................................................   2
1.7.  AMENDMENTS.............................................................   2

                              ARTICLE 2. DIRECTORS...........................   2
2.1.  GENERAL POWERS.........................................................   2
2.2.  CLASSIFICATION AND TENURE..............................................   2
2.3.  NUMBER AND QUALIFICATIONS..............................................   2
2.4.  QUALIFICATIONS.........................................................   2
2.5.  RESIGNATION............................................................   2
2.6.  REMOVAL................................................................   2
2.7.  VACANCIES..............................................................   3
2.8.  CHAIRMAN AND VICE-CHAIRMAN.............................................   3
2.9.  COMMITTEES.............................................................   3
2.10. COMPENSATION...........................................................   3

                    ARTICLE 3. BOARD AND COMMITTEE MEETINGS..................   3
3.1.  BOARD MEETINGS.........................................................   3
3.2.  COMMITTEE MEETINGS.....................................................   3
3.3.  NOTICE.................................................................   3
3.4.  EX OFFICIO MEMBERS.....................................................   4
3.5.  QUORUM.................................................................   4
3.6.  MANNER OF ACTING.......................................................   4
3.7.  INFORMAL ACTION........................................................   4
3.8.  PARTICIPATION BY ELECTRONIC MEANS......................................   4
3.9.  PRESUMPTION OF ASSENT..................................................   4

                              ARTICLE 4. OFFICERS............................   4
4.1.  EXECUTIVE OFFICERS.....................................................   4
4.2.  OTHER OFFICERS.........................................................   4
4.3.  CHIEF EXECUTIVE OFFICER................................................   4
4.4.  TREASURER..............................................................   5
4.5.  SECRETARY..............................................................   5
4.6.  PERFORMANCE BONDS......................................................   5
4.7.  COMPENSATION...........................................................   5

                    ARTICLE 5. TRANSACTIONS BY CORPORATION...................   5
5.1.  CONTRACTS..............................................................   5
5.2.  LOANS..................................................................   5



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
5.3.  CHECKS & DRAFTS. . . . . . . . . . . . . . . . . . . . 5
5.4.  DEPOSITS . . . . . . . . . . . . . . . . . . . . . . . 5
5.5.  EXECUTION OF DOCUMENTS . . . . . . . . . . . . . . . . 5
5.6.  INTERESTED TRANSACTIONS  . . . . . . . . . . . . . . . 5
5.7.  COMBINATIONS WITH INTERESTED SHAREHOLDERS. . . . . . . 6

           ARTICLE 6. DOCUMENTS, RECORDS & REPORTS . . . . . 6
6.1.  RECORDS AT REGISTERED OFFICE . . . . . . . . . . . . . 6
6.2.  CORPORATE RECORD . . . . . . . . . . . . . . . . . . . 6
6.3.  FINANCIAL RECORDS. . . . . . . . . . . . . . . . . . . 6

           ARTICLE 7. SHAREHOLDER MEETINGS . . . . . . . . . 6
7.1.  MEETINGS . . . . . . . . . . . . . . . . . . . . . . . 6
7.2.  NOTICE OF MEETING. . . . . . . . . . . . . . . . . . . 6
7.3.  INFORMAL ACTION BY SHAREHOLDERS. . . . . . . . . . . . 6
7.4.  NOMINATIONS OF DIRECTORS . . . . . . . . . . . . . . . 7
7.5.  PROPOSALS SUBMITTED BY SHAREHOLDERS. . . . . . . . . . 7

           ARTICLE 8. VOTING BY SHAREHOLDERS . . . . . . . . 7
8.1.  RECORD DATE. . . . . . . . . . . . . . . . . . . . . . 7
8.2.  SHAREHOLDER LIST . . . . . . . . . . . . . . . . . . . 8
8.3.  QUORUM . . . . . . . . . . . . . . . . . . . . . . . . 8
8.4.  APPROVAL OF ORDINARY RESOLUTION. . . . . . . . . . . . 8
8.5.  APPROVAL OF SPECIAL RESOLUTIONS. . . . . . . . . . . . 8
8.6.  PROXIES. . . . . . . . . . . . . . . . . . . . . . . . 8
8.7.  VOTING OF SHARES . . . . . . . . . . . . . . . . . . . 8
8.8.  VOTING OF SHARES BY CERTAIN SHAREHOLDERS . . . . . . . 9
8.9.  VOTING BY BALLOT . . . . . . . . . . . . . . . . . . . 9
8.10. NO CUMULATIVE VOTING . . . . . . . . . . . . . . . . . 9

           ARTICLE 9. ACQUISITION OF CONTROLLING INTEREST. . 9
9.1.  APPLICATION OF ACT SECTION 78.3782 - 78.3793 . . . . . 9
9.2.  VOTING RIGHTS OF ACQUIRING PERSON. . . . . . . . . . . 9
9.3.  NOTIFICATION TO CORPORATION. . . . . . . . . . . . . . 9
9.4.  BOARD REVIEW . . . . . . . . . . . . . . . . . . . . . 10
9.5.  SHAREHOLDER REVIEW . . . . . . . . . . . . . . . . . . 10
9.6.  REDEMPTION OF CONTROL SHARES . . . . . . . . . . . . . 10
9.7.  NO CORPORATION PURCHASE OF SHARES. . . . . . . . . . . 10

           ARTICLE 10. SHARE CERTIFICATES. . . . . . . . . . 10
10.1. CERTIFICATES . . . . . . . . . . . . . . . . . . . . . 10
10.2. CANCELLATION OF CERTIFICATES . . . . . . . . . . . . . 10
10.3. LOST, STOLEN OR DESTROYED CERTIFICATES . . . . . . . . 11



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                         ARTICLE 1. GENERAL PROVISIONS

 1.1. NAME. The name of the corporation is Telehub Communications Corporation (the "Corporation").

 1.2. DEFINITIONS. Unless inconsistent with the subject or context, in the bylaws the term:

      "Act" means the General Corporation Law of Nevada, Nevada Revised Statutes, title 7, chapter 78.

      "Annual Meeting" or "AGM" means the Annual General Meeting of
      Shareholders.

      "Articles" means the Corporation's Articles of Incorporation.

      "Board" means the Corporation's Board of Directors.

      "CEO" means the Corporation's Chief Executive Officer.

      "Committee" means a committee designated by the Board.

      "Directors" means a member of the Board.

      "Exchange Act" means the Federal Securities Exchange Act of 1934, as amended.

      "Member" means a member of the Board or of a Committee.

      "Officer" means an Executive Officer or an assistant or subordinate officer.

      "Proposal" means any proposal for action to be presented to the Shareholders, including Amendments to the Articles and these bylaws.

      "Secretary" means the Corporation's Secretary. "Shareholder" means a shareholder of the Corporation.

      "Special Resolution" means a special resolution approved by Shareholders in accordance with Section 8.5.

     1.2.1. Unless inconsistent with the subject or context, the meaning of any words and phrases defined in the Act or Articles shall bear the same meaning in these bylaws.

     1.2.2. Words importing the singular include the plural and vice versa, words importing the male gender shall include the female gender, and words importing persons shall include corporations.

     1.3. APPLICATION. These bylaws shall govern the management of the Corporation's business and the regulation of the Corporation's affairs. These bylaws are subject to the provisions of the Act and the Articles, shall be interpreted consistently with the Act and Articles.

     1.4. PRINCIPAL OFFICE. The Corporation's principal office shall initially be located at 1425 Tri-State Parkway, Gurnee, Illinois 60031. The Corporation may relocate that office or maintain such other offices, either within or without the State of Nevada, as the Board of Directors may designate or as the business of the Corporation may require.

     1.5. REGISTERED AGENT. The Corporation's initial registered agent in the State of Nevada shall be The Corporation Trust Company of Nevada and the initial registered office in



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the State of Nevada is located at One East First Street, Reno, Nevada 89501. The
Board may change the Corporation's registered agent or registered office in accordance with the Act.

     1.6. FISCAL YEAR. The Corporation's fiscal year shall begin on the first day of January in each calendar year.

     1.7. AMENDMENTS. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board without further Shareholder action.

                              ARTICLE 2. DIRECTORS

     2.1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors. As provided in the Act, directors shall exercise their powers in good faith and with a view to the interests of the Corporation (Act Section 78.138).

     2.2. CLASSIFICATION AND TENURE. The directorships shall be divided into three classes as nearly equal in size as is practicable, hereby designated Classes A, B, and C. The initial terms of office for Directors in each class will expire as follows:
                     Class A: at the first AGM;
                     Class B: at the second AGM;
                     Class C: at the third AGM;
Directors elected at an AGM to succeed expiring directorships shall hold office until the third AGM following the election and that Director's successor has been duly elected and qualified.

     2.3. NUMBER AND QUALIFICATIONS. The number of directors shall be established by Board resolution except that there shall be at least one director and no more than nine directors. The number of directors shall only be changed by Board resolution and any increase or decrease by more than two directors during a fiscal quarter shall require unanimous Board approval. Any increase or decrease in directors shall be so apportioned among the classes as to make all classes as nearly equal in number as practicable, provided that any decrease in the number of directors shall not shorten the term of any incumbent Director.

     2.4. QUALIFICATIONS. Directors must be natural persons over the age of 18 but need not be Shareholders.

     2.5. RESIGNATION. A Director may resign at any time by giving written notice to the Chairman and Secretary. The resignation of any Director shall take effect upon receipt of the notice by the Secretary or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more Directors shall resign from the board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

     2.6. REMOVAL. Directors may only be removed from office for cause and such removal requires a Special Resolution by the Shareholders.




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     2.7. VACANCIES. Vacant directorships and newly created directorships may be filled only by a majority vote of the remaining Directors, even if less than a quorum, at any meeting of the Board. A person chosen to fill a vacant or newly-created directorship shall hold office until the expiration of the term for that directorship class and until the Director's successor has been duly elected and qualified.

     2.8. CHAIRMAN AND VICE-CHAIRMAN. The Board shall designate a Chairman and one or more Vice-Chairmen. The Chairman (or the senior Vice-Chairman present) shall preside at all meetings of the Board and the Shareholders.

     2.9. COMMITTEES. The Board may designate one or more committees which, to the extent provided by Board resolution, shall exercise the Board's powers in the management and affairs of the Corporation. Committee Members need not be Directors. Each Committee shall have a Chairman, with responsibilities for convening and presiding over Committee meetings.

     2.10. COMPENSATION. By Board resolution and irrespective of any Director's personal interest, each Director may be paid any expenses of attendance at each Board or Committee meeting, and may be paid a stated salary as Director or a fixed sum for attendance at each Board or Committee meeting. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                    ARTICLE 3. BOARD AND COMMITTEE MEETINGS

     3.1. BOARD MEETINGS. The Board shall meet, without notice other than this bylaw, at the same location and immediately following the AGM. Other meetings of the Board shall be called by the Chairman or a Vice-Chairman, upon request by any two Directors or the Corporation's CEO or in the discretion of the Chairman and Vice-Chairman. The meeting shall be held within 30 days of any request and the person calling the meeting shall determine the time and place of the meeting.

     3.2. COMMITTEE MEETINGS. Committee meetings shall be called by the Committee Chairman upon the request of any Member.

     3.3. NOTICE. The person calling a Board or Committee meeting shall inform the Secretary, who shall prepare a written notice with the time and place of the meeting and deliver this notice:

          3.3.1. By mail or personal delivery to each Member at his business office at least three calendar days prior to the meeting. Mailed notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid.

          3.3.2. Alternatively, by facsimile to the Member's office one business day prior to the meeting. Notice shall be deemed to be delivered at the time indicated on the facsimile or sender confirmation.

          3.3.3. Notice to any Member may be waived; attendance at any meeting shall constitute a waiver of notice of such meeting, except when the Member has, prior


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          to the meeting, provided the Chairman with written objections to the validity of the meeting.

The notice need not specify the purpose or business to be transacted at the meeting.

     3.4. EX OFFICIO MEMBERS. The Chairman and the Secretary may attend any Board or Committee meeting but, unless otherwise designated as Members, are not counted for purposes of ascertaining a quorum or for voting. If present, the Secretary shall keep the minutes.

     3.5. QUORUM. A majority of the Members shall constitute a quorum for the transaction of business at any meeting. If a quorum is not present at a meeting, then a majority of the Members present may reschedule and then adjourn the meeting.

     3.6. MANNER OF ACTING. Except as otherwise required by law or by the Articles, the act of the majority of the Members present at a meeting at which a quorum is present shall be the act of the Board (or Committee).

     3.7. INFORMAL ACTION. Any action by the Board or by a Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Members entitled to vote with respect to the subject matter thereof.

     3.8. PARTICIPATION BY ELECTRONIC MEANS. Any Member may participate in a meeting by means of telephone conference or similar communications equipment by which all other meeting participants can hear each other at the same time. Such electronic participation shall constitute the Member's personal presence at the meeting.

     3.9. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                              ARTICLE 4. OFFICERS

     4.1. EXECUTIVE OFFICERS. The Corporation's Executive Officers shall include the Chairman, Vice-Chairman, Chief Executive Officer ("CEO"), Secretary, Treasurer and other officers so designated by the Board. Executive Officers serve at the pleasure of the Board, which has exclusive discretion to appoint and remove the Executive Officers. At its annual meeting, the Board shall identify the incumbent Executive Officers.

     4.2. OTHER OFFICERS. The Board may create assistant and subordinate offices and may delegate its power to appoint and remove such officers to an Executive Officer.

     4.3. CHIEF EXECUTIVE OFFICER. The CEO shall be the President and chief executive officer of the corporation, shall, subject to the direction of the Board, supervise and control all

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of the Corporation's business and affairs, and, in general, shall perform all duties incident to the office of CEO and President and such other duties as may be prescribed by the Board.

     4.4. TREASURER. The Treasurer shall be responsible for the financial and accounting affairs of the Corporation. To this end, the Treasurer shall maintain the accounting books and records, prepare financial statements, establish accounts with financial institutions as appropriate, be responsible for corporate funds, securities and property and, in general, perform all of the duties incident to the office of Treasurer and other duties assigned by the CEO or the Board.

     4.5. SECRETARY. The Secretary shall prepare and deliver notices of meetings, attend meetings, record the minutes of such proceedings, maintain the Corporation's official records and minutes, and perform other ministerial functions for the Corporation.

     4.6. PERFORMANCE BONDS. If the Board by resolution shall so require, any Officer or agent of the Corporation shall give bond to the Corporation in such amount and with such surety as the Board may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

     4.7. COMPENSATION. The Board shall determine the compensation for the Corporation's Officers and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director.

                             ARTICLE 5. TRANSACTIONS BY CORPORATION

     5.1. CONTRACTS. The Board may authorize any Officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     5.2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a Board resolution. Such authority may be general or confined to specific instances.

     5.3. CHECKS & DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or agent and in such manner as specified by Board resolution.

     5.4. DEPOSITS. All deposits shall be endorsed in the name of the Corporation for deposit only into the Corporation's bank accounts.

     5.5. EXECUTION OF DOCUMENTS. When the Board has expressly approved a transaction, any Executive Officer may execute any necessary documents on behalf of the Corporation. When the Board has delegated authority for a transaction to a specific Officer or agent, then that delegatee must execute the necessary documents.

     5.6. INTERESTED TRANSACTIONS. Directors, Officers and agents must disclose to the Board any known relationship or financial interest that might, directly or indirectly, conflict with


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the interests of the Corporation or that might pertain to a transaction contemplated by the Company. All interested transactions must comply with
Section 78.140 of the Act.

     5.7. COMBINATIONS WITH INTERESTED SHAREHOLDERS. After the Corporation becomes subject to Sections 12 or 15(d) of the Exchange Act, transactions between the Corporation and interested Shareholders must comply with sections
78.411 to 78.444, inclusive, of the Act.

                    ARTICLE 6. DOCUMENTS, RECORDS & REPORTS

     6.1. RECORDS AT REGISTERED OFFICE. At its registered office in the State of Nevada, the Corporation shall keep a current copy of the records required by
Section 78.105 of the Act.

     6.2. CORPORATE RECORDS. At its principal business office, the Corporation shall maintain its corporate records and documents, including its current Articles and bylaws, all minutes of Board, Committee and Shareholder meetings, all Board, Committee and Shareholder resolutions and consents, and reports to government agencies.

     6.3. FINANCIAL RECORDS. The Corporation shall keep proper books of account and accounting records in respect to all financial and other transactions, prepare financial statements on the Corporation's financial condition. Unless otherwise determined by the Board or Special Resolution by the Shareholders, no Shareholder shall be entitled to inspect the Corporation's accounting records.

                        ARTICLE 7. SHAREHOLDER MEETINGS

     7.1. MEETINGS. The AGM shall be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting, while special meetings may be held for any purposes. The AGM and special Shareholder meetings may only be called by the Corporation's Chairman, Vice-Chairman or CEO. The Board may designate the location for the Shareholders meeting; if no designation is made, the location shall be the Corporation's principal business office.

     7.2. NOTICE OF MEETING. A written notice stating the purpose, the time and location of the Shareholders meeting shall be prepared, executed by an Executive Officer, and delivered to each shareholder on the record date. The notice must be delivered either personally or by mail between ten days and sixty days before the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the address appearing on the Corporation's stock transfer books, with postage thereon prepaid.

     7.3. INFORMAL ACTION BY SHAREHOLDERS. Until the Corporation becomes subject to the requirements of Sections 12 or 15(d) of the Exchange Act, Shareholders may act without a meeting by written consent signed by all Shareholders entitled to vote on the proposed action. Thereafter, Shareholders may not act by written consent without a meeting but, instead, may act only at a duly called annual or special meeting.


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     7.4. NOMINATIONS OF DIRECTORS. Individuals may be nominated for election to the Board of Directors either by the Board or by a Shareholder. Nominations by Shareholders must be received by the Corporation at its principal business office between the first and 120th day of the fiscal year and the nomination must be accompanied by the following information:

          7.4.1. the Shareholder's name, address, the class and number of all Corporation securities owned by the shareholder;

          7.4.2. verification of beneficial ownership on the date of the notice if Shareholder is not listed in the Corporation's records;

          7.4.3. the nominee's name, address and business experience; and

          7.4.4. all information required in connection with election contests by the Exchange Act and the regulations promulgated thereunder.

Only individuals nominated in accordance with these procedures may stand for election to the Board at a Shareholder meeting. The Board shall have exclusive authority to determine whether a shareholder nomination has satisfied the requirements of this section.

     7.5. PROPOSALS SUBMITTED BY SHAREHOLDERS. Any proposal, including Amendments to the Articles and Bylaws, to be submitted for approval by the Shareholders must first be presented to the Board for its recommendation. Proposals from Shareholders must be received by the Corporation at its principal business office between the first and 120th day of the fiscal year accompanied by the following information:

          7.5.1. the Shareholder's name, address, the class and number of all Corporation securities owned by the Shareholder;

          7.5.2. verification of beneficial ownership on the date of the notice if Shareholder is not listed in the Corporation's records;

          7.5.3. a description of the proposal and a supporting statement, which together shall not exceed 500 words; and

          7.5.4. all information required in connection with Shareholder proposals by the Exchange Act and the regulations promulgated thereunder.

If the Board adopts a resolution expressly recommending the proposal, then the proposal will be an ordinary resolution; otherwise the proposal will be designated as a Special Resolution. The Board has exclusive authority to determine whether a shareholder proposal has satisfied the requirements of this section and has sole discretion over recommending the proposal.

                       ARTICLE 8. VOTING BY SHAREHOLDERS

     8.1. RECORD DATE. For any event requiring a determination of the Corporation's Shareholders, the Board may establish a record date; only persons listed in the Corporation's records as being a Shareholder on that date shall be deemed to be Shareholders for purposes of that event. The record date shall be no more than sixty days before the event; if the Board fails to specify a record date, then the record date shall be the later of the Board resolution establishing the event or the sixtieth day before the event. Events requiring a Shareholder determination include Shareholder meetings, payment of dividends, and other matters.


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



     8.2. SHAREHOLDER LIST. The Secretary shall prepare a complete record of the Shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. This list shall be prepared from the Corporation's stock transfer books using the record date determined in Section
6.1 and shall be available at least ten days before such Shareholder meeting. The List shall be kept on file at the Corporation's principal business office and may be inspected by any Shareholder for any purpose germane to the meeting at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting and may be inspected by any Shareholder during the whole time of the meeting.

     8.3. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of Shareholders. No action may be taken at a Shareholders meeting lacking a quorum at any such meeting, except that a majority of the voting power so represented may reschedule and adjourn the meeting for a period not to exceed sixty days without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Shareholders present at a duly organized meeting may continue to transact business until adjournment despite the withdrawal of enough Shareholders to leave less than a quorum.

     8.4. APPROVAL OF ORDINARY RESOLUTION. Unless designated as a Special Resolution, any matter presented for a vote by the Shareholders shall be deemed an ordinary resolution. If the number of affirmative votes exceeds the number of negative votes, then the ordinary resolution is approved and shall be deemed to be the act of the Shareholders.

     8.5. APPROVAL OF SPECIAL RESOLUTIONS. Approval of matters designated as Special Resolutions requires the affirmative vote of Shareholders representing at least of two-thirds (or more if so provided in the Articles or these bylaws) of the issued and outstanding Shares entitled to vote on the Special Resolution.

     8.6. PROXIES. At all Shareholders meetings, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     8.7. VOTING OF SHARES. Unless otherwise provided by the Articles or these Bylaws, each outstanding Common Share shall be entitled to one vote upon each matter submitted for a vote by Shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter. The voting rights of Preferred Shares shall be established by the Board resolution creating each series of Preferred Shares.

     8.8. VOTING OF SHARES BY CERTAIN SHAREHOLDERS.
          8.8.1. Shares held by another corporation may be voted by such person authorized by that corporation.

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          8.8.2. Shares held in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator.

          8.8.3. Shares held in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

          8.8.4. A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          8.8.5. Neither shares of its own stock belonging to this Corporation, nor shares of its own stock held by it in a fiduciary capacity, nor shares of its own stock held by another corporation of which the majority of shares entitled to vote for the election of directors of such corporation is held by this corporation may be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

          8.8.6. Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares after the date of the redemption notice.

     8.9. VOTING BY BALLOT. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any Shareholder shall demand voting by ballot.

     8.10. NO CUMULATIVE VOTING. No Shareholder shall be permitted to accumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principal among any number of candidates.

                 ARTICLE 9. ACQUISITION OF CONTROLLING INTEREST

     9.1. APPLICATION OF ACT SECTION 78.3782 - 78.3793. Words and terms defined in Act sections 78.3782 to 78.3788 shall have the same meaning in this Article, except that the Corporation shall be considered an "issuing corporation" when it becomes subject to Sections 12 or 15(d) of the Exchange Act. Act sections
78.3788 and 78.3793 shall not apply, and Act sections 78.3789 to 78.3792 shall apply to the extent provided in these bylaws.

     9.2. VOTING RIGHTS OF ACQUIRING PERSON. An Acquiring Person and those persons acting in association with an Acquiring Person obtain only such voting rights in the Control Shares as are conferred by a Board resolution or a Special Resolution of the Shareholders.

     9.3. NOTIFICATION TO CORPORATION. An Acquiring Person must notify the Corporation about the Acquisition of a Controlling Interest by delivering a statement containing the information specified in Act section 78.3789 to the Company's principal business office.




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Three copies of this statement must be provided; one copy addressed to the
Chairman, another to the CEO and the third to the Secretary.

     9.4. BOARD REVIEW. As soon as practicable after receipt of the statement, the Board shall meet to review the statement and to decide whether to grant voting rights to the Control Shares. In its sole discretion, the Board may adopt a resolution granting such voting rights.

     9.5. SHAREHOLDER REVIEW. If the Board does not approve the proposed Acquisition, the Acquiring Person may seek Shareholder conferral of voting rights.

     9.5.1. The Acquiring Person may request the Board to convene a special meeting of the Shareholders if the Acquiring Person undertakes to pay all costs and expenses incurred by the Corporation in connection with such special meeting.

     9.5.2. Within 15 days after receiving the Acquiring Person's request to convene a special meeting of Shareholders, the Board will schedule a special meeting and make any filings required by federal or state regulatory authorities.

     9.5.3. Such special meeting shall be held between 30 and 50 days after receiving SEC approval of the proxy material to be sent to Shareholders.

     9.5.4. Alternatively, the Acquiring Person can request that the proposed Acquisition be presented to Shareholders at the next AGM or special meeting.

By Special Resolution, the Shareholders may confer voting rights to the Control Shares; Interested Stockholders are not entitled to vote on this Special Resolution.

     9.6. REDEMPTION OF CONTROL SHARES. The Board, in its sole discretion, may authorize the Corporation to redeem the Acquiring Person's Control Shares in accordance with Act section 78.3792.

     9.7. NO CORPORATION PURCHASE OF SHARES. Shareholders are not entitled to demand payment for the fair market value of their Shares if the Control Shares are accorded full voting rights; thus Act section 78.3793 does not apply.

                         ARTICLE 10. SHARE CERTIFICATES

     10.1. CERTIFICATES. The Board may make such rules and regulations as it may deem appropriate concerning the form, issuance, transfer and registration of certificates for the Corporation's Shares, including the appointment of transfer agents and registrars. The corporation shall not issue certificates representing fractional shares and shall not be obligated to make any transfers creating a fractional interest in a share of stock. The corporation may, but shall not be obligated to, issue scrip in lieu of any fractional shares, such scrip to have terms and conditions specified by the Board.

     10.2. CANCELLATION OF CERTIFICATES. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.




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



     10.3. LOST, STOLEN OR DESTROYED CERTIFICATES. Any shareholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit for affirmation of that fact and lodge the same with the Secretary accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the Corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the Chief Executive Officer and Treasurer), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

                                  CERTIFICATE

     I hereby certify that the attached document constitutes the Bylaws of TELEHUB COMMUNICATIONS CORPORATION, adopted by the Board of Directors of the corporation as of SEPTEMBER 26, 1996.



                                             /S/  DONALD H. SLEDGE
                                             -----------------------------
                                             Donald H. Sledge, Secretary



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